CNX Midstream Reports Third Quarter Results

PITTSBURGH (October 30, 2018) - CNX Midstream Partners LP (NYSE: CNXM) ("CNXM", "CNX Midstream" or the "Partnership") today reported financial and operational results for the three months ended September 30, 2018(1).
Third Quarter Results
Highlights of third quarter 2018 results attributable to the Partnership as compared to the third quarter of 2017 include:

•	Net Income of $33.6 million as compared to $28.9 million

•	Adjusted EBITDA(2) of $45.0 million as compared to $34.2 million

•	Distributable cash flow (DCF)(2) of $35.0 million as compared to $29.4 million

•	Cash distribution coverage(2) of 1.36x on an as-declared basis

"CNXM continued to deliver strong results for the third quarter," commented Nicholas J. DeIuliis, CEO of CNX Midstream GP LLC (the "General Partner"). "As compared to the third quarter of 2017, Adjusted EBITDA increased by 32% and distributable cash flow was up by 19%. These results have outpaced our original expectations, and as a result, we are modestly increasing full year 2018 EBITDA and DCF guidance. CNXM's focus on operational execution is driving strong financial performance, which continues to organically de-risk the 15% annual distribution growth through 2023, which assumes no drop down transactions or need to access the equity capital markets."
Operations
During the quarter, despite CNXM having its highest monthly man hour rate since the end of 2015, the company had zero reportable injuries or notice of violations (NOVs), highlighting the continued focus on safety and environmental compliance. Also during the quarter, CNXM had record throughput, largely driven by an increase in well turn-in-lines. Operating expenses continued to improve during the quarter, driven largely by reductions to labor costs and continued system optimization.

Updated Guidance

($ in millions)	2018E			2018E
	Previous			Updated
Throughput (MMcfe/d)	1,150	-	1,240	1,150	-	1,240
EBITDA	$150	-	$165	$160	-	$170
Distributable Cash Flow	$120	-	$135	$125	-	$135
Capital Expenditures	$100	-	$110	$135	-	$145
Distributable Coverage	1.2x	-	1.4x	1.2x	-	1.4x
LP Distribution Growth Target	15%			15%

The Partnership expects its 2018 EBITDA and DCF to increase, driven primarily by improvements in operating expenses.

The Partnership expects its 2018 capital expenditures to increase to approximately $135-$145 million, compared to the previous guidance of $100-$110 million, due primarily to strategic land acquisitions, system upsizing to accommodate higher throughput levels resulting from CNX's continued well improvements, and the additional acceleration of completing planned projects and construction activity from 2019 into 2018. CNXM reduces its construction and permitting risks by completing projects ahead of schedule.
Quarterly Distribution
As previously announced, the Board of Directors of the General Partner declared a quarterly cash distribution of $0.3479 per unit with respect to the third quarter of 2018. The distribution payment will be made on November 13, 2018 to unitholders of record at the close of business on November 5, 2018. The distribution, which equates to an annual rate of $1.3916 per unit, represents an increase of 3.5% over the prior quarter and an increase of 15% over the distribution paid with respect to the third quarter of 2017.
Capital Investment and Resources
CNX Midstream's allocated third quarter 2018 share of investment in expansion projects was $37.9 million. Total expansion capital investment at the development companies in which CNX Midstream holds controlling interests was $39.8 million. CNX Midstream's respective share of maintenance capital expenditures for the development companies for third quarter 2018 was $4.4 million. Maintenance capital expenditures in the aggregate for the development companies in which CNX Midstream holds controlling interests totaled $4.4 million.
As of September 30, 2018, CNX Midstream had outstanding borrowings of $44 million under its $600 million revolving credit facility.
Third Quarter Financial and Operational Results Conference Call
A conference call and webcast, during which management will discuss third quarter 2018 financial and operational results, is scheduled for October 30, 2018 at 11:00 a.m. Eastern Time. Prepared remarks by members of management will be followed by a question and answer period. Interested parties may listen via webcast at www.cnxmidstream.com. Participants who would like to ask questions may join the conference by phone by dialing 888-349-0097 (international 412-902-0126) five to ten minutes prior to the scheduled start time (reference the CNX Midstream call). An on-demand replay of the webcast will also be available at www.cnxmidstream.com shortly after the conclusion of the conference call. A telephonic replay will be available through November 6, 2018 by dialing 877-344-7529 (international: 412-317-0088) and using the conference playback number 10125066.
_____________

(1)
Unless otherwise indicated, the reporting measures included in this news release reflect the unallocated total activity of the three development companies that have been jointly owned by the Partnership and CNX Gathering LLC (“CNX Gathering”) since completion of the Partnership’s initial public offering ("IPO") in September 2014. Effective November 16, 2016, the Partnership acquired the remaining 25% controlling interest in the Anchor Systems, which brought its controlling interest in that system to 100%. In connection with the transaction with HG Energy, the Partnership agreed to relinquish its 5% interest in the Growth System to CNX Gathering. The Partnership's current financial interests in the development companies are: 100% in the Anchor Systems and 5% in the Additional Systems. Because the Partnership owns a controlling interest in each of these development companies, it fully consolidates their financial results. CNX Gathering, which is wholly owned by CNX Resources Corporation, owns a 95% noncontrolling interest in the Additional Systems of the Partnership.

(2)
Adjusted EBITDA and DCF are not measures that are recognized under accounting principles generally accepted in the U.S. (“GAAP”). Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Contacts:

Investor Relations:
Tyler Lewis
724-485-3157
tylerlewis@cnx.com

Media:
Brian Aiello
724-485-3078
brianaiello@cnx.com
* * * * *
CNX Midstream is a growth-oriented master limited partnership that owns, operates, develops and acquires gathering and other midstream energy assets to service natural gas production in the Appalachian Basin in Pennsylvania and West Virginia.  Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities.  More information is available at our website www.cnxmidstream.com.
* * * * *
This press release is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of CNX Midstream’s distributions to non-U.S. investors as being attributed to income that is effectively connected with a United States trade or business. Accordingly, CNX Midstream's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees, and not CNX Midstream, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.
* * * * *
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “will,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on forward-looking statements. Forward-looking statements include, among others, statements regarding the payment of our quarterly distribution for the quarter ended September 30, 2018 and our anticipated 2018 financial performance. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by our management. You should not place undue reliance on forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, they involve known and unknown risks, uncertainties and other factors. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: CNX and HG Energy II Appalachia, LLC currently account for substantially all of our revenue; if either or both of them change their business strategies, or otherwise significantly reduce the volumes of natural gas and condensate transported through our gathering systems, we could be materially and adversely affected; under our gathering agreements, our customers may transfer their leasehold, working and mineral fee interests in their dedicated acreage, and provide for the release of dedicated acreage in certain situations; we may not generate sufficient distributable cash flow to make the payment of the minimum quarterly distribution to our unitholders; our cash flow will depend entirely on the performance of our operating subsidiaries and their ability to distribute cash to us; our midstream systems are exclusively located in the Appalachian Basin, making us vulnerable to risks associated with operating in a single geographic area; we may be unable to grow by acquiring the noncontrolling interests in, or assets of, our operating subsidiaries owned by CNX Gathering, which could limit our ability to increase our distributable cash flow; to maintain and grow our business, we will be required to make substantial capital expenditures and these capital expenditures may not result in revenue increases and may be subject to regulatory, environmental, political, legal and economic risks, which could adversely affect our business and our ability to distribute cash to our unitholders; if we are unable to obtain needed capital or financing on satisfactory terms, our ability to make cash distributions may be diminished or our financial leverage could increase; our exposure to commodity price risk may change over time and we cannot guarantee the terms of any existing or future agreements for our midstream services with third parties or with CNX; restrictions in our revolving credit facility, and other debt agreements that we may enter into in the future, could adversely affect our business, financial condition, liquidity and results of operations, and ability to make quarterly cash distributions to our unitholders; we and our customers may incur significant liability under, or costs and expenditures to comply with, environmental and worker health and safety regulations, which are complex and subject to frequent change; we may not own in fee the land on which our pipelines and facilities are located, which could result in disruptions to our operations; a shortage of equipment and skilled labor could reduce equipment availability and labor productivity and increase labor and equipment costs, which could have a material adverse effect on our business and results of operations; we do not have any officers or employees and rely on officers of our general partner and employees of CNX; terrorist attacks or cyber-attacks could have a material adverse effect on our business, financial condition or results of operations; our general partner and its affiliates, including CNX, have conflicts of interest with us and limited fiduciary duties to us and our unitholders, and they may favor their own interests to our detriment and that of our unitholders; our general partner’s discretion in establishing cash reserves may reduce the amount of cash we have available to distribute to unitholders; affiliates of our general partner, including CNX and CNX Gathering, may compete with us, and neither our general partner nor its affiliates have any obligation to present business opportunities to us except with respect to rights of first offer contained in our omnibus agreement; our tax treatment depends on our status as a partnership for federal income tax purposes; as a result of investing in our common units, you may become subject to state and local taxes and return filing requirements in jurisdictions where we operate or own or acquire properties.
Although forward-looking statements reflect our good faith beliefs at the time they are made, they involve known and unknown risks, uncertainties and other factors. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, including, among others, that our business plans may change as circumstances warrant, please refer to the “Risk Factors” and “Forward-Looking Statements” sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue
Gathering revenue — related party	$41,022	$32,699	$116,328	$147,324
Gathering revenue — third party	19,946	23,959	69,523	24,826
Total Revenue	60,968	56,658	185,851	172,150
Expenses
Operating expense — related party	5,131	6,324	14,645	21,041
Operating expense — third party	4,870	6,332	20,744	18,922
General and administrative expense — related party	3,060	2,666	10,292	8,212
General and administrative expense — third party	1,771	1,042	6,639	3,267
Loss on asset sales	—	—	2,501	3,914
Depreciation expense	5,306	5,629	16,605	16,975
Interest expense	7,255	1,197	16,863	3,359
Total Expense	27,393	23,190	88,289	75,690
Net Income	33,575	33,468	97,562	96,460
Less: Net (loss) income attributable to noncontrolling interest	(64)	4,554	6,071	8,488
Net Income Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$33,639	$28,914	$91,491	$87,972

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$33,639	$28,914	$91,491	$87,972
Less: General partner interest in net income, including incentive distribution rights	3,697	1,504	8,752	3,938
Limited partner interest in net income	$29,942	$27,410	$82,739	$84,034

Net income per Limited Partner unit - basic	$0.47	$0.43	$1.30	$1.32
Net Income per Limited Partner unit - diluted	$0.47	$0.43	$1.30	$1.32

Limited Partner units outstanding - basic	63,638	63,588	63,633	63,580
Limited Partner unit outstanding - diluted	63,709	63,645	63,682	63,631

Cash distributions declared per unit (*)	$0.3479	$0.3025	$1.0085	$0.8768

(*)	Represents the cash distributions declared during the month following the end of each respective quarterly period.

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(in thousands, except number of units)
(unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash	$950	$3,194
Receivables — related party	15,053	13,104
Receivables — third party	7,185	8,251
Other current assets	2,623	2,169
Total Current Assets	25,811	26,718
Property and Equipment:
Property and equipment	926,179	972,841
Less — accumulated depreciation	77,343	73,563
Property and Equipment — Net	848,836	899,278
Other assets	3,404	593
TOTAL ASSETS	$878,051	$926,589

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable and other accrued liabilities	$53,391	$23,602
Accounts payable — related party	4,427	2,376
Total Current Liabilities	57,818	25,978
Other Liabilities:
Revolving credit facility	44,000	149,500
Long-term debt	392,978	—
Total Liabilities	494,796	175,478
Partners' Capital:
Common units (63,638,327 units issued and outstanding at September 30, 2018 and 63,588,152 units issued and outstanding at December 31, 2017)	304,463	389,427
General partner interest	9,803	4,328
Partners' capital attributable to CNX Midstream Partners LP	314,266	393,755
Noncontrolling interest	68,989	357,356
Total Partners' Capital	383,255	751,111
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$878,051	$926,589

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended September 30,
	2018	2017
Cash Flows from Operating Activities:
Net Income	$33,575	$33,468
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense and amortization of debt issuance costs	5,857	5,671
Unit-based compensation	506	249
Other	1	513
Changes in assets and liabilities:
Receivables — related party	(2,981)	6,628
Receivables — third party	361	(6,892)
Other current and non-current assets	(104)	(2,986)
Accounts payable and other accrued liabilities	(2,766)	1,771
Accounts payable — related party	1,217	(219)
Net Cash Provided by Operating Activities	35,666	38,203

Cash Flows from Investing Activities:
Capital expenditures	(44,241)	(11,490)
Proceeds from sale of assets	—	7,531
Net Cash Used in Investing Activities	(44,241)	(3,959)

Cash Flows from Financing Activities:
Distributions to general partner and noncontrolling interest holders, net	—	(11,573)
Vested units withheld for unitholders taxes	(1)	—
Quarterly distributions to unitholders	(24,176)	(19,698)
Net payment on unsecured $250.0 million credit facility	—	(4,000)
Net borrowings on secured $600.0 million credit facility	33,000	—
Debt issuance costs	(5)	—
Net Cash Provided by (Used in) Financing Activities	8,818	(35,271)

Net Increase (Decrease) in Cash	243	(1,027)
Cash at Beginning of Period	707	4,866
Cash at End of Period	$950	$3,839

CNX MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(in thousands)

Definition of Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
We define EBITDA as net income (loss) before net interest expense, depreciation and amortization, and Adjusted EBITDA as EBITDA adjusted for non-cash items which should not be included in the calculation of distributable cash flow. EBITDA and Adjusted EBITDA are used as supplemental financial measures by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA and Adjusted EBITDA provides information that is useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income and net cash provided by operating activities. EBITDA and Adjusted EBITDA should not be considered alternatives to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, EBITDA and Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow
We define distributable cash flow as Adjusted EBITDA less net income attributable to noncontrolling interest, cash interest expense and maintenance capital expenditures, each net to the Partnership. Distributable cash flow does not reflect changes in working capital balances.
Distributable cash flow is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.
We believe that the presentation of distributable cash flow in this release provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to distributable cash flow are net income and net cash provided by operating activities. Distributable cash flow should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable cash flow excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, our distributable cash flow may not be comparable to similarly titled measures that other companies may use.

The following table presents a reconciliation of the non-GAAP measures of adjusted EBITDA and distributable cash flow to the most directly comparable GAAP financial measures of net income and net cash provided by operating activities.

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2018	2017	2018	2017
Net Income	$33,575	$33,468	$97,562	$96,460
Depreciation expense	5,306	5,629	16,605	16,975
Interest expense	7,255	1,197	16,863	3,359
EBITDA	46,136	40,294	131,030	116,794
Non-cash unit-based compensation expense	506	249	1,775	899
Loss on asset sales	—	—	2,501	3,914
Adjusted EBITDA	46,642	40,543	135,306	121,607
Less:
Net (loss) income attributable to noncontrolling interest	(64)	4,554	6,071	8,488
Depreciation expense attributable to noncontrolling interest	396	1,736	2,735	5,399
Other expenses attributable to noncontrolling interest	1,280	92	2,940	286
Loss on asset sales attributable to noncontrolling interest	—	—	2,375	3,718
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$45,030	$34,161	$121,185	$103,716
Less: cash interest expense, net to the Partnership	5,593	1,154	13,181	3,233
Less: maintenance capital expenditures, net to the Partnership	4,449	3,579	12,157	11,175
Distributable Cash Flow	$34,988	$29,428	$95,847	$89,308

Net Cash Provided by Operating Activities	$35,666	$38,203	$131,207	$114,637
Interest expense	7,255	1,197	16,863	3,359
Loss on asset sales	—	—	2,501	3,914
Other, including changes in working capital	3,721	1,143	(15,265)	(303)
Adjusted EBITDA	46,642	40,543	135,306	121,607
Less:
Net (loss) income attributable to noncontrolling interest	(64)	4,554	6,071	8,488
Depreciation expense attributable to noncontrolling interest	396	1,736	2,735	5,399
Other expenses attributable to noncontrolling interest	1,280	92	2,940	286
Loss on asset sales attributable to noncontrolling interest	—	—	2,375	3,718
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$45,030	$34,161	$121,185	$103,716
Less: cash interest expense, net to the Partnership	5,593	1,154	13,181	3,233
Less: maintenance capital expenditures, net to the Partnership	4,449	3,579	12,157	11,175
Distributable Cash Flow	$34,988	$29,428	$95,847	$89,308
The following table presents a reconciliation of the non-GAAP measures adjusted EBITDA and distributable cash flow by quarter and for the most recently completed twelve month period with the most directly comparable GAAP financial measures, which are net income and net cash provided by operating activities.

(unaudited)	Q4 2017		Q1 2018		Q2 2018		Q3 2018		Twelve Months Ended September 30, 2018
Net Income	$37,602		$33,705		$30,282		$33,575		$135,164
Depreciation expense	5,717		5,856		5,443		5,306		22,322
Interest expense	1,201		2,489		7,119		7,255		18,064
EBITDA	44,520		42,050		42,844		46,136		175,550
Non-cash unit-based compensation expense	277		579		690		506		2,052
Loss (gain) on asset sales	—		2,755		(254)		—		2,501
Adjusted EBITDA	44,797		45,384		43,280		46,642		180,103
Less:
Net income (loss) attributable to noncontrolling interest	10,581		5,858		277		(64)		16,652
Depreciation expense attributable to noncontrolling interest	1,748		1,665		674		396		4,483
Other expenses attributable to noncontrolling interest	108		436		1,224		1,280		3,048
Loss (gain) on asset sales attributable to noncontrolling interest	—		2,617		(242)		—		2,375
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$32,360		$34,808		$41,347		$45,030		$153,545
Less: cash interest expense, net to the Partnership	1,154		2,015		5,573		5,593		14,335
Less: maintenance capital expenditures, net to the Partnership	3,483		3,583		4,125		4,449		15,640
Distributable Cash Flow	$27,723		$29,210		$31,649		$34,988		$123,570

Net Cash Provided by Operating Activities	$40,913		$41,867		$53,674		$35,666		$172,120
Interest expense	1,201		2,489		7,119		7,255		18,064
Loss (gain) on asset sales	—		2,755		(254)		—		2,501
Other, including changes in working capital	2,683		(1,727)		(17,259)		3,721		(12,582)
Adjusted EBITDA	44,797		45,384		43,280		46,642		180,103
Less:
Net income (loss) attributable to noncontrolling interest	10,581		5,858		277		(64)		16,652
Depreciation expense attributable to noncontrolling interest	1,748		1,665		674		396		4,483
Other expenses attributable to noncontrolling interest	108		436		1,224		1,280		3,048
Loss (gain) on asset sales attributable to noncontrolling interest	—		2,617		(242)		—		2,375
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$32,360		$34,808		$41,347		$45,030		$153,545
Less: cash interest expense, net to the Partnership	1,154		2,015		5,573		5,593		14,335
Less: maintenance capital expenditures, net to the Partnership	3,483		3,583		4,125		4,449		15,640
Distributable Cash Flow	$27,723		$29,210		$31,649		$34,988		$123,570
Distributions Declared	$21,489		$22,699		$24,176		$25,678		$94,042
Distribution Coverage Ratio - Declared	1.29	x	1.29	x	1.31	x	1.36	x	1.31	x

Distributable Cash Flow	$27,723		$29,210		$31,649		$34,988		$123,570
Distributions Paid	$20,573		$21,489		$22,699		$24,176		$88,937
Distribution Coverage Ratio - Paid	1.35	x	1.36	x	1.39	x	1.45	x	1.39	x

The following table presents a reconciliation of the non-GAAP measures of the Partnership's projected adjusted EBITDA and projected distributable cash flow with the most directly comparable GAAP financial measure, which is projected net income. The following projections represent the approximate midpoint of the announced full year 2018 expected guidance ranges of adjusted EBITDA ($160-$170 million) and full year distributable cash flow ($125-$135 million) attributable to the Partnership. CNX Midstream’s financial guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results.  These estimates are meant to provide guidance only and are subject to revision for acquisitions or operating environment changes.

(unaudited) (in millions)	Forecast 2018 Estimate
Net Income	$129
Depreciation expense	22
Interest expense	25
EBITDA	176
Non-cash unit-based compensation expense	2
Loss on asset sale	2
Adjusted EBITDA	180
Less:
Net income attributable to noncontrolling interest ("NCI")	6
Depreciation and other expenses attributable to noncontrolling interest	9
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$165
Less: cash interest expense, net to the Partnership	19
Less: maintenance capital expenditures, net to the Partnership	16
Distributable Cash Flow	$130
The Partnership is unable to project net cash provided by operating activities or provide the related reconciliation of projected net cash provided by operating activities to projected distributable cash flow, the most comparable financial measure calculated in accordance with GAAP, because net cash provided by operating activities includes the impact of changes in operating assets and liabilities. Changes in operating assets and liabilities relate to the timing of the Partnership’s cash receipts and disbursements that may not relate to the period in which the operating activities occurred, and the Partnership is unable to project these timing differences with any reasonable degree of accuracy.

Development Companies Jointly Owned by CNX Gathering LLC and CNX Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended September 30, 2018
	Development Company
	Anchor	Additional	TOTAL(*)
Income Summary
Revenue	$58,457	$2,511	$60,968
Expenses	24,814	2,579	27,393
Net Income (Loss)	$33,643	$(68)	$33,575

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	689	3	692
Wet gas (BBtu/d)	536	87	623
Other (BBtu/d)	85	—	85
Total Gathered Volumes	1,310	90	1,400

Capital Investment
Maintenance capital	$4,421	$28	$4,449
Expansion capital	37,826	1,966	39,792
Total Capital Investment	$42,247	$1,994	$44,241

Capital Investment Net to CNX Midstream Partners LP
Maintenance capital	$4,421	$1	$4,422
Expansion capital	37,826	98	37,924
Total Capital Investment Net to CNX Midstream Partners LP	$42,247	$99	$42,346

(*) On March 16, 2018, the Partnership, through its 100% interest in the Anchor Systems, consummated the Shirley-Penns Acquisition. Although the Partnership only held a 5% controlling interest in the earnings and production related to the Shirley-Penns System prior to March 16, 2018, consolidated activity is reflected in the tables above as if the Shirley-Penns Acquisition occurred on January 1, 2017 for comparability purposes.